Exhibit 23.1-CONSENT OF MADDOX UNGAR SILBERSTEIN, PLLC

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.maddoxungar.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shareholders and Board of Directors

Pioneer Consulting Group, Inc.

Newport Beach, California

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 7 to the Registration Statement on Form SB-2 for Pioneer Consulting Group, Inc., of our report dated November 12, 2007, relating to the September 30, 2007 financial statements of Pioneer Consulting Group, Inc., which appears in such Prospectus.

Regards,

/s/ Ronald N. Silberstein, CPA

Maddox Ungar Silberstein, PLLC

December 6, 2007

Bingham Farms, Michigan

MADDOX UNGAR SILBERSTEIN, PLLC

Certified Public Accountants

Financial Consultants

30600 TELEGRAPH ROAD, SUITE 2175, BINGHAM FALLS, MICHIGAN 48025

PHONE: 248.341.1264, FAX: 248.281.0940, TOLL FREE: 888.766.3985,

WWW.MADDOXUNGAR.COM